Exhibit 15.5

GOVERNMENT ORGANIZATION ACT

Partially Amended by Act No. 12114, December 24, 2013

CHAPTER 1 GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to establish the basic principles for the establishment, organization, and scope of functions of national administrative agencies for the systematic and efficient performance of national administrative affairs.

Article 2 (Establishments and Organizations, etc. of Central Administrative Agencies)

(1) The establishment and scope of functions of central administrative agencies shall be determined by law.

(2) Except as otherwise provided in this Act or other Acts, the central administrative agencies shall be Bu(s) (Ministries), Cheo(s) (Ministries at the Agencies-Ministerial level) and Cheong(s) (Administrations at the Vice Ministerial level).

(3) Except as otherwise provided in this Act and other Acts, the subsidiary organs of the central administrative agency shall be Cha-gwan (Vice Minister), Cha-jang (Deputy Administrator), Sil-jang (Deputy Minister), Guk-jang (Director General of a bureau), or Gwa-jang (Director of a division); provided that the title of Sil-jang (Deputy Minister), Guk-jang (Director General of a bureau) or Gwa-jang (Director of a division) may be otherwise provided as the Bonbu-jang (Chief Commissioner), Dan-jang (Group Chief), Bu-jang (Department Head) or Team-jang (Team Head), etc. under the conditions as prescribed by the Presidential Decree. In this case, the subsidiary organs whose title has been as provided otherwise shall be deemed to be Sil-jang (Deputy Minister), Guk-jang (Director General of a bureau) or Gwa-jang (Director of a division) in applying this Act.

(4) Except as provided by law, the establishment of subsidiary organs and the division of their affairs referred to in paragraph (3) shall be determined by the Presidential Decree; provided that the establishment and division of affairs of divisions may be determined by the Ordinance of the Prime Minister or the Ministerial Ordinance.

(5) In each Administrative Ministry, there may be appointed a Chagwanbo (Assistant Minister) to directly assist the Minister and Vice Minister on matters that the Minister specially instructs; and in each of the central administrative agencies, under the Minister, Vice Minister, Deputy Administrator, Deputy Minister, and Director General of a bureau there may be appointed, under the conditions as prescribed by the Presidential Decree, an assisting agency to assist the said seniors in planning policies, devising plans, and conducting researches, surveys, examinations, evaluations and public information, etc.; provided that an assisting agency equivalent to a division may be established as determined by the Ordinance of the Prime Minister or the Ministerial Ordinance.

(6) Assistant Ministers, Deputy Ministers, Director Generals of bureaus and assisting agencies corresponding to the former in their ranks of the central administrative agencies shall be appointed from among the public officials in general service or public officials in extraordinary civil service who belong to the Senior Civil Service, and in the case of the positions that can be held by public officials in specific service, such case shall be limited to a case where the relevant Act prescribes that the positions have to be held by public officials who belong to the Senior Civil Service, and the number of the director generals of the bureaus who are appointed from among the public officials in extraordinary civil service shall not exceed one for each central administrative agency. In addition, position ranks of directors of divisions and assisting agencies equivalent to divisions shall be prescribed by the Presidential Decree.

(7) Notwithstanding paragraph (6), a diplomatic public official may be appointed as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of Foreign Affairs; a public prosecutor as a subsidiary organ or assisting agency of the Ministry of Justice; a soldier on service as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of National Defense, or as a subsidiary organ or assisting agency of the Military Manpower Administration or the Defense Acquisition Program Administration; a public educational official as a subsidiary organ, Assistant Minister or assisting agency of the Ministry of Education; a police officer as a subsidiary organ or assisting agency of the Korean National Police Agency or the Korea Coast Guard, and a fire-fighting officer as a subsidiary organ or assisting agency of the National Emergency Management Agency under the conditions as prescribed by the Presidential Decree.

(8) If it is deemed that the expertism is especially necessary for public officials appointed from among the public officials in general service or public officials in specific service in accordance with paragraphs (6) and (7) to perform the competent duties, public officials with pre-determined service period of time may also be appointed to the positions as prescribed by the Presidential Decree within the scope of 20/100 of the public officials by central administrative agency.

(9) The positions equivalent to those provided for in the former part of paragraph (6) shall be held by public officials who belong to the Senior Civil Service from among the positions of subsidiary organs and assisting agencies of the administrative agencies that are not the central administrative agencies and the seconded positions (referring to the positions that are held by seconded public officials) of the administrative agencies.

(10) Proper position ranks or duty grades shall be given to Assistant Ministers, subsidiary organs and assisting agencies of the central administrative agencies provided for in this Act and administrative agencies that are not the central administrative agencies.

Article 3 (Establishment of Special Local Administrative Agencies)

(1) Except as otherwise prescribed by law, each central administrative agency may, if necessary for the performance of its affairs, have local administrative agencies under its jurisdiction under the conditions as determined by the Presidential Decree.

(2) A local administrative agency under paragraph (1) may combinedly carry out the competent affairs of other related central administrative agencies under the conditions as prescribed by the Presidential Decree, in case where deemed efficient if carried out combinedly, in view of the relevancy of affairs and regional particularities.

Article 4 (Establishment of Affiliated Institutions)

An administrative agency may, under the conditions as prescribed by the Presidential Decree, establish the institution of experiment and research, of education and training, of culture, of medical care, of manufacture, and of advice, in case where deemed necessary for its competent affairs.

Article 5 (Establishment of Representative Administrative Organizations)

An administrative agency may establish representative administrative organizations, such as an administrative committee, if necessary for the independent fulfillment of part of its competent duties under the conditions as determined by law.

Article 6 (Delegation or Entrustment of Authority)

(1) An administrative agency may delegate part of its competent affairs to its subsidiary organs or subordinate administrative agencies, or entrust or delegate it to other administrative agencies and local governments or their subordinate agencies under the conditions as determined by Acts and subordinate statutes. In this case, the delegated or entrusted organs may inter alia re-delegate or re-entrust part of their authorities and responsibilities which are delegated or entrusted to their subsidiary organs or subordinate administrative agencies where necessary under the conditions as determined by Acts and subordinate statutes.

(2) Subsidiary organs shall, with respect to the affairs delegated under paragraph (1), carry out the relevant affairs in the capacity of the administrative agencies within the relevant scope.

(3) An administrative agency may entrust matters involving surveys, inspections, verifications, and management, etc., that are not directly related to the rights and duties of citizens, to a juristic person, an organization which is not a local government, or its agencies or related individuals as determined by Acts and subordinate statutes.

Article 7 (Authority and Responsibility of Head of Administrative Agency)

(1) The head of each administrative agency shall take overall charge of the affairs under his jurisdiction, and shall direct and supervise his subordinate public officials.

(2) A vice minister, or a deputy administrator (including the deputy administrator of the Office for Government Policy Coordination; the same shall apply hereinafter in this Article) shall assist the head of his agency to administer the affairs under his jurisdiction and to direct and supervise his subordinate officials, and shall act for the head of the agency in case the said head is unable to perform his duties due to an accident; provided that when the head of an agency having two vice ministers or deputy administrators meets an accident, his duties shall be performed vicariously according to the order prescribed by the Presidential Decree.

(3) Subsidiary organs of each administrative agency shall assist the head, vice minister, or deputy administrator thereof to administer the affairs under his jurisdiction and to direct and supervise his subordinate officials.

(4) In the case of paragraphs (1) and (2), with respect to the administration belonging to him, he may directly command the head of relevant administration, in devising important policies.

(5) The head of a ministry or agency may request that the Prime Minister coordinate affairs of other administrative agencies related to affairs under his duties in case where deemed necessary to efficiently promote his affairs.

Article 8 (Prescribed Number, etc. of Public Officials)

(1) The kinds and prescribed number of public officials to be posted at each administrative agency, the positions that are held by public officials who belong to the Senior Civil Service and the prescribed number of public officials who belong to the Senior Civil Service, standards and procedures for the posting of public officials, and other necessary matters shall be determined by the Presidential Decree; provided that the case of posting public officials in political service at each administrative agency (excluding public officials in political service posted at the Presidential Secretariat and the Office of National Security) shall be prescribed by law.

(2) In case of paragraph (1), if it is deemed efficient that the prescribed number of two or more administrative agencies is combinedly managed, such prescribed number may be determined by combining it.

Article 9 (Concurrent Budgetary Measures)

When an administrative agency or its subordinate organization is newly established or the prescribed number of public officials is increased, budgetary measures shall be concurrently taken.

Article 10 (Government Delegates)

The Chief and Deputy Administrators of the Office for Government Policy Coordination, Ministers, Vice Ministers, Administrators, Deputy Administrators, Deputy Ministers, Director Generals of bureaus, and Assistant Ministers of the Ministries , shall be government delegates.

CHAPTER II PRESIDENT

Article 11 (President’s Supervisory Powers on Administration)

(1) The President as the head of the Government shall direct and supervise the heads of all central administrative agencies according to Acts and subordinate statutes.

(2) The President may suspend or cancel any order or disposition by the Prime Minister or the heads of central administrative agencies when deemed unlawful or unjust.

Article 12 (State Council)

(1) The President as the Chairman of the State Council shall convene and preside over the meetings of the State Council.

(2) Where the Chairman is unable to perform his official duties due to an accident, the Prime Minister as the Vice-Chairman shall act as Chairman, where both the Chairman and the Vice-Chairman are unable to perform their official duties due to an accident, the Deputy Prime Minister shall act as Chairman, and where the Deputy Prime Minister is unable to perform his official duties, the members of the State Council shall act as Chairman in the order referred to in Article 26 (1).

(3) Members of the State Council shall be appointed in political civil service, and may submit bills to the Chairman and request that a meeting of the State Council be held.

(4) Matters necessary for the operation of the State Council shall be determined by the Presidential Decree.

Article 13 (Right to Attend State Council Meetings and Present Bills)

(1) The Chief of the Office for Government Policy Coordination, the Minister of Government Legislation, the Minister of the Patriots and Veterans Affairs, the Minster of Food and Drug Safety and other public officials as determined by law may attend the State Council and take the floor as necessary.

(2) Those public officials referred to in paragraph (1) may, with respect to their official duties, recommend that the Prime Minister present their proposed bills to the State Council.

Article 14 (Presidential Secretariat)

(1) The Presidential Secretariat shall be established to assist the President in performing his official duties.

(2) The Chief of Staff shall be assigned to the Presidential Secretariat, and he shall be appointed in political service.

Article 15 (Office of National Security)

(1) The Office of National Security shall be established to assist the President in performing his official duties with respect to the national security.

(2) The Chief of Staff shall be assigned to the Office of National Security, and he shall be appointed in political service.

Article 16 (Presidential Security Service)

(1) The Presidential Security Service shall be established in order to escort the President.

(2) The Chief of Staff shall be assigned to the Presidential Security Service, and he shall be appointed in political service.

(3) The organization and scope of functions of and other necessary matters for the Presidential Security Service shall be separately determined by law.

Article 17 (National Intelligence Service)

(1) A National Intelligence Service shall be established under the President to handle the duties pertaining to information, protection of public peace and criminal investigation related to national security.

(2) The organization and scope of functions of the National Intelligence Service and other necessary matters shall be determined by law.

CHAPTER III Prime Minister

Article 18 (Prime Minister’s Supervisory Powers on Administration)

(1) The Prime Minister shall direct and supervise the heads of central administrative agencies under orders of the President.

(2) The Prime Minister may suspend or cancel any order or disposition by the heads of central administrative agencies upon approval by the President when deemed unlawful or unjust.

Article 19 (Deputy Prime Minister)

(1) One Deputy Prime Minister shall be appointed to perform affairs specially designated by the Prime Minister.

(2) The Deputy Prime Minister shall be appointed as the member of the State Council.

(3) The Minister of Strategy and Finance shall concurrently serve as the Deputy Prime Minister and shall take overall control of and coordinate the relevant central administrative agencies under orders of the Prime Minister with respect to economic policies.

Article 20 (Office for Government Policy Coordination)

(1) The Office for Government Policy Coordination shall be established to assist the Prime Minister with respect to the administrative direction and supervision, the policy coordination and the management of social risk and conflict, and the evaluation of government affairs, and regulation reform of each central administrative agency.

(2) A Chief (Minister) shall be assigned to the Office for Government Policy Coordination, and he shall be appointed in political service.

(3) Two Vice Ministers shall be assigned to the Office for Government Policy Coordination, and they shall be appointed in political service.

Article 21 (Prime Minister’s Secretariat)

(1) The Prime Minister’s Secretariat shall be established to assist the Prime Minister in performing his official duties.

(2) The Chief of Staff shall be assigned to the Prime Minister’s Secretariat and he shall be appointed in political service.

Article 22 (Execution of Prime Minister’s Official Duties on His Behalf)

If the Prime Minister is unable to perform his official duties due to an accident, the Deputy Prime Minister shall perform his official duties, and if both the Prime Minister and the Deputy Prime Minister are unable to perform their official duties due to an accident, the member of the State Council designated by the President, if designated, or any member in the order referred to in Article 26 (1), if not designated, shall perform their official duties.

Article 23 (Ministry of Government Legislation)

(1) The Ministry of Government Legislation shall be established under the Prime Minister to professionally take charge of the review of draft Acts, draft subordinate statutes and draft treaties to be laid before the State Council, draft Ordinances of the Prime Minister, Ministerial Ordinances, and other affairs on legislation.

(2) A Minister and a Vice Minister shall be assigned to the Ministry of Government Legislation, and the Minister shall be appointed in political service and the Vice Minister shall be appointed as a state public official in general civil service who belongs to the Senior Civil Service.

Article 24 (Ministry of Patriots and Veterans Affairs)

(1) The Ministry of Patriots and Veterans Affairs shall be established under the Prime Minister to take charge of the affairs on merit reward for persons of distinguished service to the State and their bereaved family members, and compensation, protection and welfare promotion of veterans.

(2) A Minister and a Vice Minister shall be assigned to the Ministry of Patriots and Veterans Affairs, and the Minister shall be appointed in political service and the Vice Minister shall be appointed as a state public official in general civil service who belongs to the Senior Civil Service.

Article 25 (Ministry of Food and Drug Safety)

(1) The Ministry of Food and Drug Safety shall be established under the Prime Minister to take charge of the affairs on the safety of foods and drug.

(2) A Minister and a Vice Minister shall be assigned to the Ministry of Food and Drug Safety, and the Minister shall be appointed in political service and the Vice Minister shall be appointed as a state public official in general civil service who belongs to the Senior Civil Service.

CHAPTER IV EXECUTIVE MINISTRIES

Article 26 (Executive Ministries)

(1) The President shall exercise general control over the following executive Ministries:

1. Ministry of Strategy and Finance;

2. Ministry of Science, ICT and Future Planning

3. Ministry of Education;

4. Ministry of Foreign Affairs;

5. Ministry of Unification;

6. Ministry of Justice;

7. Ministry of National Defense;

8. Ministry of Security and Public Administration;

9. Ministry of Culture, Sport and Tourism;

10. Ministry of Agriculture, Food and Rural Affairs;

11. Ministry of Trade, Industry and Energy;

12. Ministry of Health and Welfare;

13. Ministry of Environment;

14. Ministry of Employment and Labor;

15. Ministry of Gender Equality and Family;

16. Ministry of Land, Infrastructure and Transport; and

17. Ministry of Oceans and Fisheries.

(2) There shall be a Minister and a Vice Minister in each Ministry. The Ministers shall be appointed as the members of the State Council, and the Vice Ministers shall be appointed in political service; provided that there shall be two Vice Ministers in the Ministry of Strategy and Finance, the Ministry of Science, ICT and Future Planning, , the Ministry of Foreign Affairs, the Ministry of Security and Public Administration, the Ministry of Culture, Sport and Tourism, the Ministry of Trade, Industry and Energy, and the Ministry of Land, Infrastructure and Transport, respectively.

(3) Each Minister shall direct and supervise the heads of local administrative agencies with respect to the affairs under his jurisdiction.

Article 27 (Ministry of Strategy and Finance)

(1) The Minister of Strategy and Finance shall administer the affairs on the establishment of mid and long term strategies for national development, establishment, overall control and coordination of economic and financial policies, management of compilation, execution and outcome of budget and fund, money, foreign exchange, National Treasury, governmental accounting, internal tax system, customs, international finance, management of public agencies, economic cooperation, state property, private investment and national debt.

(2) An Assistant Minister may be assigned to the Ministry of Strategy and Finance.

(3) The National Tax Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the imposition, reduction or exemption, and collection of internal taxes.

(4) A Commissioner and a Deputy Commissioner shall be assigned to the National Tax Service. The Commissioner shall be appointed in political service and the Deputy Commissioner shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(5) The Korea Customs Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the imposition, reduction or exemption, and collection of customs, customs clearance of imports and exports, and control of goods smuggling.

(6) A Commissioner and a Deputy Commissioner shall be assigned to the Korea Customs Service. The Commissioner shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(7) The Public Procurement Service shall be established under the Minister of Strategy and Finance to take charge of the affairs on the purchase, supply, and management of goods (excluding military supplies) ordered by the Government, and affairs related to important facility construction contracts made by the Government.

(8) An Administrator and a Deputy Administrator shall be assigned to the Public Procurement Service. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(9) The Korea National Statistical Office shall be established under the Minister of Strategy and Finance to take charge of the affairs on establishing statistical standards, taking censuses, and various statistics.

(10) A Commissioner and a Deputy Commissioner shall be assigned to the Korea National Statistical Office. The Commissioner shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 28 (Ministry of Science, ICT and Future Planning)

The Minister of Science, ICT and Future Planning shall administer the affairs on the establishment, overall control, coordination and evaluation of science and technology policies, research and development, cooperation and promotion of science and technology, training of human resources in science and technology, research, development, production and use of atomic energy, plan for national informatization, information protection, fusion and promotion of information culture, broadcasting and communications, management of radio wave, information and communication industry, postal service, postal money order and postal transfer.

Article 29 (Ministry of Education)

(1) The Minister of Education shall administer the affairs on human resources development policies, school education, lifelong education, and academy.

(2) An Assistant Minister may be assigned to the Ministry of Education.

Article 30 (Ministry of Foreign Affairs )

(1) The Minister of Foreign Affairs shall administer the affairs on diplomacy, economic diplomacy, international economic cooperation diplomacy, coordination of duties on international relations, treaties and other international agreements, protection of and support for Korean nationals abroad, policy-making on overseas Korean and research and analysis on international situations and immigration.

(2) An Assistant Minister may be assigned to the Ministry of Foreign Affairs.

Article 31 (Ministry of Unification)

The Minister of Unification shall administer policy-making on unification and inter-Korea dialogue, exchange and cooperation, education on unification, and other affairs on unification.

Article 32 (Ministry of Justice)

(1) The Minister of Justice shall administer prosecutions, penal administration, protection of human rights, immigration control, and other legal affairs.

(2) The Public Prosecution’s Office shall be established under the Minister of Justice to take charge of the affairs of public prosecutors.

(3) The organization, the scope of functions, and other necessary matters for the Public Prosecution’s Office shall be separately determined by law.

Article 33 (Ministry of National Defense)

(1) The Minister of National Defense shall administer military administration, military command, and other military affairs relating to national defense.

(2) An Assistant Minister may be assigned to the Ministry of National Defense.

(3) The Military Manpower Administration shall be established under the Minister of National Defense for the purpose of administering enlistment, mobilization, and other affairs of the military service administration.

(4) An Administrator and a Deputy Administrator shall be assigned to the Military Manpower Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(5) The Defense Acquisition Program Administration shall be established under the Minister of National Defense for the purpose of administering the improvement projects of defense capability, the procurement of munitions, and the fosterage of defense industries.

(6) An Administrator and a Deputy Administrator shall be assigned to the Defense Acquisition Program Administration. The Administrator shall be appointed in political service, and the Deputy Commissioner shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 34 (Ministry of Security and Public Administration)

(1) The Minister of Government Administration and Home Affairs shall administer the affairs on the establishment, overall control and coordination of security and disaster policies, emergency preparation, civil defense system, general affairs for the State Council, promulgation of Acts and subordinate statutes and treaties, government organization and its prescribed number, personnel, ethics, pension and services management of public officials, reward and decoration, government innovation, administrative efficiency, e-government and personal information protection, the maintenance of government buildings, local government system, business support for, and finances and taxation of local governments, support for underdeveloped regions, etc., dispute conciliation between local governments, elections, and referendum.

(2) The state administrative affairs which do not fall under the jurisdiction of other central administrative agencies shall be conducted by the Minister of Security and Public Administration.

(3) An Assistant Minister may be assigned to the Ministry of Security and Public Administration.

(4) The National Police Agency shall be established under the Minister of Security and Public Administration to take charge of the affairs on public peace and order.

(5) The organization and scope of functions of the National Police Agency and other necessary matters shall be separately determined by law.

(6) The National Emergency Management Agency shall be established under the Minister of Security and Public Administration to take charge of administrative affairs involving fire fighting, disaster prevention, the operation of civil defense and security management.

(7) An Administrator and a Deputy Administrator shall be assigned to the National Emergency Management Agency. The Administrator shall be appointed from public officials in political service or fire-fighting officers and the Deputy Administrator shall be appointed from fire-fighting officers or the state public officials in general civil service who belong to the Senior Civil Service. In this case, either the Administrator or the Deputy Administrator shall be appointed from fire-fighting officers.

Article 35 (Ministry of Culture, Sport and Tourism)

(1) The Minister of Culture, Sport and Tourism shall administer the affairs on culture, arts, media, advertisement, publishing, publications, sports and tourism, and public relations and government announcement of state affairs.

(2) An Assistant Minister may be assigned to the Ministry of Culture, Sport and Tourism.

(3) The Cultural Heritage Administration shall be established under the Minister of Culture, Sport and Tourism to take charge of the affairs on cultural properties.

(4) An Administrator and a Deputy Administrator shall be assigned to the Cultural Heritage Administration. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 36 (Ministry of Agriculture, Food and Rural Affairs)

(1) The Minister of Agriculture, Food and Rural Affairs shall administer the affairs relating to agriculture and livestock, foods, farmland and irrigation, the promotion of food industry, development of farming communities and the distribution of agricultural products.

(2) An Assistant Minister may be assigned to the Ministry of Agriculture, Food and Rural Affairs.

(3) The Rural Development Administration shall be established under the Minister of Agriculture, Food and Rural Affairs for the purpose of administering affairs concerning rural development.

(4) An Administrator and a Deputy Administrator shall be assigned to the Rural Development Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(5) The Korea Forest Service shall be established under the jurisdiction of the Minister of Agriculture, Food and Rural Affairs for the purpose of administering affairs relating to forestry.

(6) An Administrator and a Deputy Administrator shall be assigned to the Korea Forest Service. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 37 (Ministry of Trade, Industry and Energy)

(1) The Minister of Trade, Industry and Energy shall administer the affairs on overall control and coordination of commerce, foreign trade, industry, trade and trade negotiations, foreign investment, research and development policies on industrial technology, energy and underground resources.

(2) An Assistant Minister may be assigned to the Ministry of Trade, Industry and Energy.

(3) The Small and Medium Business Administration shall be established under the Minister of Trade, Industry and Energy to take charge of the affairs on small and medium businesses.

(4) An Administrator and a Deputy Administrator shall be assigned to the Small and Medium Business Administration. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

(5) The Korean Intellectual Property Office shall be established under the Minister of Trade, Industry and Energy to take charge of the affairs on patents, utility models, designs, trademarks, and the affairs related to their examination and trial.

(6) An Administrator and a Deputy Administrator shall be assigned to the Korean Intellectual Property Office. The Administrator shall be appointed in political service and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 38 (Ministry of Health and Welfare)

The Minister of Health and Welfare shall administer the affairs on health and sanitation, prevention of epidemics, administration of medical and pharmaceutical matters, livelihood assistance, self-support assistance, and social security, children (including the care of infants and toddlers), the aged, and the disabled.

Article 39 (Ministry of Environment)

(1) The Minister of Environment shall administer the affairs concerning the preservation of the natural and living environment and the prevention of environmental pollution.

(2) The Korea Meteorological Administration shall be established under the Minister of Environment to take charge of the affairs of atmospheric phenomena.

(3) An Administrator and a Deputy Administrator shall be assigned to the Korea Meteorological Administration. The Administrator shall be appointed in political service, and the Deputy Administrator shall be appointed from the state public officials in general civil service who belong to the Senior Civil Service.

Article 40 (Ministry of Employment and Labor)

The Minister of Employment and Labor shall administer the affairs relating to the overall control of employment policy, employment insurance, development and training of vocational ability, standards of working conditions, laborers’ welfare, mediation of labor-management relations, industrial safety and health, industrial accident compensation insurance, and other employment and labor affairs.

Article 41 (Ministry of Gender Equality and Family)

The Minister of Gender Equality and Family shall administer the affairs relating to the planning and integration of policies for female, elevation of female status such as the advancement of female rights and benefits, and juveniles and family (including the affairs of children for multi-national family and healthy family projects).

Article 42 (Ministry of Land, Infrastructure and Transport)

(1) The Minister of Land, Infrastructure and Transport shall administer the affairs relating to the establishment and adjustment of comprehensive plan for national territory, conservation, utilization, and development of national territory and water resources, construction of cities, roads and housing, coasts, rivers, and reclamation, land transportation, railroad, and air services.

(2) An Assistant Minister may be assigned to the Ministry of Land, Infrastructure and Transport.

Article 43 (Ministry of Oceans and Fisheries)

(1) The Minister of Oceans and Fisheries shall administer the affairs relating to the maritime policy, fisheries, development of fishing communities and distribution of fishing products, maritime transportation, harbors, marine environment, marine surveys, development of marine resources, research and development of marine science and technology, and marine safety inquiry.

(2) The Korea Coast Guard shall be established under the Minister of Oceans and Fisheries to take charge of policing at sea and the control of marine pollution.

(3) A Commissioner and a Deputy Commissioner shall be assigned to the Korea Coast Guard, and they shall be appointed from police officers.

ADDENDA

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 (Transitional Measures on Change of Qualification for Vice Minister or Deputy Commissioner in Choe(s) and Cheong(s))

The Vice Minister or Deputy Commissioner appointed from the state public officials in extraordinary civil service and served as such in Cheo(s) (Ministries at the Agencies-Ministerial level) and Cheong(s) (Administrations at the Vice Ministerial level) regulated under this Act at the time of entry into force of this Act shall be deemed public officials appointed from the state public officials in general civil service as of the enforcement date of this Act.